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                                                                    EXHIBIT 32.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

      Pursuant to Section 1350 of Title 18 of the United States Code, I, Mark H. Karsch, Chief Financial Officer of Escalon Medical Corp. (the "Registrant"), hereby certify that, to the best of my knowledge:

   3. The Company's Form 10-QSB Quarterly Report for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) of the Exchange Act; and

   4. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 14, 2005                               /s/ Mark H. Karsch
                                                      -------------------
                                                      Mark H. Karsch
                                                      CFO

      A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be furnished to the Securities and Exchange Commission or its staff upon request.

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